As filed with the Securities and Exchange Commission on June 26, 2019
Registration No. 333–________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
Cypress Semiconductor Corporation
(Exact name of registrant as specified in its charter)
___________________
Delaware    94-2885898
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)    Identification No.)
198 Champion Court
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
___________________
CYPRESS SEMICONDUCTOR CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
___________________
Pamela L. Tondreau
Executive Vice President,
Chief Legal and Human Resources Officer, and Corporate Secretary
Cypress Semiconductor Corporation
198 Champion Court
San Jose, California 95134
(Name and address of agent for service)
(408) 943-2600
(Telephone number, including area code, of agent for service)

___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer     ☑    Accelerated filer     ☐
Non-accelerated filer     ☐  (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	600,000 shares (1)(2)	$22.225 (3)	$13,335,000 (3)	$1,616.21
(1)    The shares to be registered are a portion of the 7.0 million additional shares that, on January 1, 2019, became available for issuance under the Cypress Semiconductor Corporation Employee Stock Purchase Plan, Amended and Restated as of January 1, 2019 (the “ESPP”), pursuant to the amendment and restatement of the ESPP approved on May 11, 2018 by a vote of the stockholders of Cypress Semiconductor Corporation, a Delaware corporation (“Cypress,” the “Company,” or the “Registrant”).

(2)    In addition to the number of shares of Cypress common stock, par value $0.01 per share (“Common Stock”), stated in the table above, this registration statement on Form S-8 (this “Registration Statement”) covers options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the ESPP as a result of one or more adjustments under the ESPP to prevent dilution resulting from one or more stock splits, stock dividends, or similar transactions.
(3)    In accordance with Securities Act Rules 457(h)(1) and 457(c), estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices per share of Cypress Common Stock as reported on the Nasdaq Global Select Market on June 19, 2019, which is a date within five business days prior to the filing of this Registration Statement.
The Exhibit Index for this Registration Statement is at page 4.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of Common Stock that, on January 1, 2019, became available for issuance under the ESPP, pursuant to the amendment and restatement of the ESPP approved on May 11, 2018 by a vote of the stockholders of Cypress. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the ESPP (File No. 333-225759) are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)	Cypress’s Annual Report on Form 10-K for its fiscal year ended December 30, 2018 filed with the Commission on February 27, 2019 (Commission File No. 001-10079);

(b)	Cypress’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019 filed with the Commission on April 26, 2019 (Commission File No. 001-10079);

(c)	Cypress’s Current Reports on Form 8-K filed with the Commission on May 6, 2019, June 3, 2019 (three separate filings), June 13, 2019, and June 25, 2019 (each, Commission File No. 001-10079); and

(d)
The description of Cypress’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission and dated August 30, 1988, as updated by its Registration Statement on Form 8-A filed with the Commission on October 30, 2009 pursuant to Section 12(b) of the Exchange Act (each, Commission File No. 001-10079), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

See the Exhibit Index at page 4, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 26, 2019.
CYPRESS SEMICONDUCTOR CORPORATION

By:        /s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Thad Trent and Pamela Tondreau, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hassane El-Khoury Hassane El-Khoury	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 26, 2019
/s/ Thad Trent Thad Trent	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2019
/s/ W. Steve Albrecht W. Steve Albrecht	Chairman of the Board of Directors	June 26, 2019
/s/ Oh Chul Kwon Oh Chul Kwon	Director	June 26, 2019
/s/ Catherine P. Lego Catherine P. Lego	Director	June 26, 2019
/s/ Camillo Martino Camillo Martino	Director	June 26, 2019
/s/ Jeffery J. Owens Jeffery J. Owens	Director	June 26, 2019
/s/ Jeannine Sargent Jeannine Sargent	Director	June 26, 2019
/s/ Michael S. Wishart Michael S. Wishart	Director	June 26, 2019

Cypress Form S-8 (ESPP)    3

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to			Filed Herewith
		Form*	Filing Date	Exhibit

4.1	Cypress Semiconductor Corporation Employee Stock Purchase Plan, Amended and Restated as of January 1, 2019	S-8	2018-06-20	4.3
4.2	Form of Cypress Semiconductor Corporation Employee Stock Purchase Plan Subscription Agreement	S-8	2018-06-20	4.4
5.1	Opinion of Pamela L. Tondreau, Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary				X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Counsel (included in Exhibit 5.1)				X
24.1	Power of Attorney (included in this Registration Statement under “Signatures”)				X
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* Commission File No. 333-225759

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